Exhibit 99.1

Paramount Announces First Quarter 2025 Results

NEW YORK – April 30, 2025 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 today and reported results for the first quarter.

First Quarter Highlights:

Results of Operations:

•
Reported net loss attributable to common stockholders of $10.0 million, or $0.05 per share, for the first quarter of 2025, compared to net income attributable to common stockholders of $9.9 million, or $0.05 per share, for the first quarter of 2024. Net income attributable to common stockholders for the first quarter of 2024 includes a $14.1 million, or $0.07 per share, non-cash gain on extinguishment of a tax liability related to the Company’s initial public offering.
•
Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $37.9 million, or $0.17 per share, for the first quarter of 2025, compared to $47.9 million, or $0.22 per share, for the first quarter of 2024.
•
Reported a 5.4% decrease in Same Store Net Operating Income (“NOI”) and a 4.1% decrease in Same Store Cash NOI in the first quarter of 2025, compared to the same period in the prior year.
•
Leased 283,874 square feet, of which the Company’s share was 186,447 square feet that was leased at a weighted average initial rent of $76.52 per square foot. Of the 283,874 square feet leased, 81,707 square feet represented the Company’s share of second generation space(1), for which mark-to-markets were 7.1% on a GAAP basis and negative 1.5% on a cash basis.

Transactions and Capital Markets Activity:

•
On January 17, 2025, the Company entered into a consent agreement with the lenders of its revolving credit facility to permit the disposition of a 45.0% equity interest in 900 Third Avenue (as further described below). In connection therewith, the Company reduced the aggregate commitments under the credit facility to $450.0 million and modified its credit facility to, among other things, (i) reduce the aggregate unencumbered asset value of all unencumbered eligible properties from $900.0 million to $500.0 million, (ii) increase the secured leverage ratio as of the last day of any relevant fiscal quarter from 50% to 60%, and (iii) limit borrowings under the credit facility to $200.0 million, through June 30, 2025.
•
On January 17, 2025, the Company sold a 45.0% equity interest in 900 Third Avenue, a 600,000 square foot Class A office building located in New York, at a gross asset valuation of $210.0 million. The Company realized net proceeds of $94.0 million from the sale after transaction costs, of which $9.4 million was received in December 2024 upon execution of the contract.

(1) Second generation space represents space leased in the current period (i) that has been vacant for less than twelve months, or (ii) that has been leased ahead of its originally scheduled expiration.

Financial Results

Quarter Ended March 31, 2025

Net loss attributable to common stockholders was $10.0 million, or $0.05 per share, for the first quarter of 2025, compared to net income attributable to common stockholders of $9.9 million, or $0.05 per share, for the first quarter of 2024. Net income attributable to common stockholders for the first quarter of 2024 includes a $14.1 million, or $0.07 per share, non-cash gain on extinguishment of a tax liability related to the Company’s initial public offering.

Funds from Operations (“FFO”) attributable to common stockholders was $36.9 million, or $0.17 share, for the first quarter of 2025, compared to $59.8 million, or $0.28 per share, for the first quarter of 2024. FFO attributable to common stockholders for the first quarter of 2024 includes a $14.1 million, or $0.07 per share, non-cash gain on extinguishment of a tax liability related to the Company’s initial public offering. FFO attributable to common stockholders for the first quarters of 2025 and 2024 also includes the impact of non-core items, which are listed in the table on page 9. While the aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the first quarter of 2025 by $1.0 million, it had no impact on FFO per share. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the first quarter of 2024 by $11.9 million, or $0.06 per share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 9, was $37.9 million, or $0.17 per share, for the first quarter of 2025, compared to $47.9 million, or $0.22 per share, for the first quarter of 2024.

Portfolio Operations

Quarter Ended March 31, 2025

Same Store NOI decreased by $5.1 million, or 5.4%, to $87.3 million for the first quarter of 2025 from $92.4 million for the first quarter of 2024. Same Store Cash NOI decreased by $3.6 million, or 4.1%, to $84.1 million for the first quarter of 2025 from $87.7 million for the first quarter of 2024.

During the first quarter of 2025, the Company leased 283,874 square feet, of which the Company’s share was 186,447 square feet that was leased at a weighted average initial rent of $76.52 per square foot. This leasing activity, partially offset by lease expirations in the quarter, increased same store leased occupancy by 140 basis points to 86.2% at March 31, 2025 from 84.8% at December 31, 2024.

Of the 283,874 square feet leased in the first quarter, 81,707 square feet represented the Company’s share of second generation space for which mark-to-markets were 7.1% on a GAAP basis and negative 1.5% on a cash basis. The weighted average lease term for leases signed during the first quarter was 12.9 years and weighted average tenant improvements and leasing commissions on these leases were $13.74 per square foot per annum, or 18.0% of initial rent.

Guidance

The Company is providing its Estimated Core FFO Guidance for the full year of 2025, which is reconciled below to estimated net loss attributable to common stockholders per share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.36 and $0.30 per share. The estimated net loss attributable to common stockholders per share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance during the first quarter and its outlook for the remainder of 2025, the Company is reaffirming its Estimated 2025 Core FFO to be between $0.51 and $0.57 per share.

	Full Year 2025
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.36)	$(0.30)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	0.87	0.87
Estimated FFO / Core FFO	$0.51	$0.57

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 6. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, or realized and unrealized gains and losses on real estate related fund investments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; the risk we may lose a major tenant or that a major tenant may be adversely impacted by market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of tariffs, geopolitical tensions and elevated inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; the negative impact of any future pandemic, endemic or outbreak of infectious disease on the U.S., regional and global economies and our tenants’ financial condition and results of operations; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate related fund investments, unrealized gains or losses on interest rate swaps, severance costs, gains or losses on early extinguishment of debt and other non-core adjustments, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which include property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also use Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. We present PGRE’s share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended March 31, 2025, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, May 1, 2025 at 10:00 a.m. Eastern Time (ET), during which management will discuss the first quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on May 1, 2025 through May 8, 2025 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13752405.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	March 31, 2025	December 31, 2024
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,348,260	6,325,097
	8,314,497	8,291,334
Accumulated depreciation and amortization	(1,675,242)	(1,639,529)
Real estate, net	6,639,255	6,651,805
Cash and cash equivalents	426,952	375,056
Restricted cash	187,055	180,391
Accounts and other receivables	20,496	18,229
Investments in unconsolidated real estate related funds	4,678	4,649
Investments in unconsolidated joint ventures	81,142	85,952
Deferred rent receivable	355,581	356,425
Deferred charges, net	106,306	100,684
Intangible assets, net	46,983	50,492
Other assets	79,030	47,820
Total assets	$7,947,478	$7,871,503

Liabilities:
Notes and mortgages payable, net	$3,678,893	$3,676,630
Revolving credit facility	-	-
Accounts payable and accrued expenses	114,074	119,881
Intangible liabilities, net	19,301	20,870
Other liabilities	34,279	44,625
Total liabilities	3,846,547	3,862,006
Equity:
Paramount Group, Inc. equity	3,087,151	3,141,277
Noncontrolling interests in:
Consolidated joint ventures	664,249	495,340
Consolidated real estate related funds	84,644	82,875
Operating Partnership	264,887	290,005
Total equity	4,100,931	4,009,497
Total liabilities and equity	$7,947,478	$7,871,503

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2025	2024
Revenues:
Rental revenue	$179,021	$179,723
Fee and other income	7,998	9,154
Total revenues	187,019	188,877
Expenses:
Operating	78,050	71,740
Depreciation and amortization	58,879	61,114
General and administrative	17,461	16,634
Transaction related costs	150	178
Total expenses	154,540	149,666
Other income (expense):
Loss from real estate related fund investments	(26)	(43)
Income from unconsolidated real estate related funds	74	105
Income (loss) from unconsolidated joint ventures	1,907	(1,346)
Interest and other income, net	3,815	19,420
Interest and debt expense	(43,200)	(40,269)
(Loss) income before income taxes	(4,951)	17,078
Income tax expense	(366)	(347)
Net (loss) income	(5,317)	16,731
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(3,845)	(5,206)
Consolidated real estate related funds	(1,769)	(762)
Operating Partnership	905	(898)
Net (loss) income attributable to common stockholders	$(10,026)	$9,865

(Loss) income per Common Share:
Basic	$(0.05)	$0.05
Diluted	$(0.05)	$0.05

Weighted average common shares outstanding:
Basic	218,005,447	217,105,686
Diluted	218,005,447	217,186,409

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2025	2024
Reconciliation of net (loss) income to FFO and Core FFO:
Net (loss) income	$(5,317)	$16,731
Real estate depreciation and amortization (including our share of unconsolidated joint ventures)	61,902	64,424
Amounts attributable to noncontrolling interests in consolidated joint ventures and real estate related funds	(16,377)	(15,885)
FFO attributable to the Operating Partnership	40,208	65,270
Amounts attributable to noncontrolling interests in the Operating Partnership	(3,328)	(5,449)
FFO attributable to common stockholders	$36,880	$59,821
Per diluted share	$0.17	$0.28

FFO attributable to the Operating Partnership	$40,208	$65,270
Adjustments for non-core items:
Non-cash gain on extinguishment of IPO related tax liability	-	(15,437)
Write-off of deferred financing costs	1,289	-
Other, net (primarily adjustments related to unconsolidated joint ventures)	(187)	2,471
Core FFO attributable to the Operating Partnership	41,310	52,304
Amounts attributable to noncontrolling interests in the Operating Partnership	(3,419)	(4,366)
Core FFO attributable to common stockholders	$37,891	$47,938
Per diluted share	$0.17	$0.22

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	218,005,447	217,105,686
Effect of dilutive securities	68,946	80,723
Denominator for FFO and Core FFO per diluted share	218,074,393	217,186,409

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended March 31,
	2025	2024
Reconciliation of net (loss) income to Same Store NOI and Same Store Cash NOI:
Net (loss) income	$(5,317)	$16,731
Adjustments to arrive at NOI:
Fee income	(5,025)	(6,248)
Depreciation and amortization	58,879	61,114
General and administrative	17,461	16,634
(Income) loss from unconsolidated joint ventures	(1,907)	1,346
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	4,927	5,602
Interest and other income, net	(3,815)	(19,420)
Interest and debt expense	43,200	40,269
Income tax expense	366	347
Other, net	102	116
Amounts attributable to noncontrolling interests in consolidated joint ventures	(22,083)	(22,908)
PGRE's share of NOI	86,788	93,583
Non-same store adjustments:
Dispositions	-	(1,574)
Other, net (including lease termination income)	551	360
PGRE's share of Same Store NOI	$87,339	$92,369

PGRE's share of NOI	$86,788	$93,583
Adjustments to arrive at Cash NOI:
Straight-line rent (including our share of unconsolidated joint ventures)	707	(3,387)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,554)	(1,658)
Amounts attributable to noncontrolling interests in consolidated joint ventures	(2,264)	439
PGRE's share of Cash NOI	83,677	88,977
Non-same store adjustments:
Dispositions	-	(1,515)
Other, net (including lease termination income)	444	254
PGRE's share of Same Store Cash NOI	$84,121	$87,716